CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No.112 to the Registration Statement on Form N-1A (the ‘‘Registration Statement’’) of our reports dated December 15, 2016, relating to the financial statements and financial highlights appearing in the October 31, 2016 Annual Report to Shareholders of Vanguard Emerging Markets Stock Index Fund , Vanguard European Stock Index Fund, Vanguard FTSE All-World ex-US Index Fund, Vanguard FTSE All-World ex-US Small-Cap Index Fund, Vanguard Global ex-U.S. Real Estate Index Fund, Vanguard Pacific Stock Index Fund and Vanguard Total World Stock Index Fund (comprising Vanguard International Equity Index Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading ‘‘Financial Highlights’’ in the Prospectuses and under the headings ‘‘Financial Statements’’ and ‘‘Service Providers-----Independent Registered Public Accounting Firm’’ in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
February 22, 2017